Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Sera Prognostics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-1911522
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2749 East Parleys Way
Suite 200
Salt Lake City, UT 84109
Telephone: (801) 990-0520
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
2021 Equity Incentive Plan
2021 Employee Stock Purchase Plan
(Full Title of the Plans)
Gregory C. Critchfield, M.D., M.S.
President and Chief Executive Officer
Sera Prognostics, Inc.
2749 East Parleys Way
Suite 200
Salt Lake City, UT 84109
Telephone: (801) 990-0520
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement registers 1,184,507 additional shares of Class A Common Stock, par value $0.0001 per share (“Common Stock”), of Sera Prognostics, Inc. (the “Registrant”) under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) and 296,126 additional shares of Common Stock under the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”), representing an increase of 1,184,507 shares of Common Stock reserved for issuance under the 2021 Plan and 296,126 shares of Common Stock reserved for issuance under the ESPP, in each case effective January 1, 2023 by operation of the “evergreen” provision contained in the applicable plan. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File Nos. 333-258696 and 333-263943). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-258696), except for “Item 8 Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.     Exhibits

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg. Number
4.1	Amended and Restated Certificate of Incorporation		Form 8-K (Exhibit 3.1)	7/20/2021	001-40606
4.2	Restated Bylaws		Form 8-K (Exhibit 3.2)	7/20/2021	001-40606
4.3	Specimen Common Stock Certificate		Form S-1/A (Exhibit 4.1)	7/8/2021	333-257038
4.4	Form of Common Stock Purchase Warrant - I		Form S-1 (Exhibit 4.2)	6/11/2021	333-257038
4.5	Form of Common Stock Purchase Warrant - II		Form S-1 (Exhibit 4.3)	6/11/2021	333-257038
4.6	Form of Series E Warrant		Form S-1 (Exhibit 4.4)	6/11/2021	333-257038
4.7	Fourth Amended and Restated Investors’ Rights Agreement, dated as of February 23, 2021		Form S-1 (Exhibit 4.5)	6/11/2021	333-257038
4.8	Description of Securities		Form 10-K (Exhibit 4.6)	3/29/2022	001-40606
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X
23.1	Consent of Independent Registered Public Accounting Firm	X
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page hereof)	X
99.1+	2021 Equity Incentive Plan		Form S-1/A (Exhibit 10.3)	7/8/2021	333-257038
99.2+	Form of Stock Option Agreement under the Registrant’s 2021 Equity Incentive Plan		Form S-1/A (Exhibit 10.3)	7/8/2021	333-257038
99.3+	Form of Restricted Stock Unit Agreement under the Registrant’s 2021 Equity Incentive Plan		Form S-1/A (Exhibit 10.3)	7/8/2021	333-257038
99.4+	2021 Employee Stock Purchase Plan		Form S-1/A (Exhibit 10.4)	7/8/2021	333-257038
107	Filing Fee Table	X
__________________________________
+     Denotes management contract or compensatory plan or arrangement

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on the 22nd day of March, 2023.
SERA PROGNOSTICS, INC.
By:   /s/ Gregory C. Critchfield, M.D., M.S.
Gregory C. Critchfield, M.D., M.S.
Chairman, President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints each of Gregory C. Critchfield, M.D., M.S. and Jay Moyes, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory C. Critchfield, M.D., M.S.	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	March 22, 2023
Gregory C. Critchfield, M.D., M.S.

/s/ Jay Moyes	Chief Financial Officer (Principal Financial and Accounting Officer)	March 22, 2023
Jay Moyes

/s/ Joshua Phillips	Director	March 22, 2023
Joshua Phillips

/s/ Mansoor Raza Mirza, M.D.	Director	March 22, 2023
Mansoor Raza Mirza, M.D.

/s/ Ryan Trimble	Director	March 22, 2023
Ryan Trimble

/s/ Kim Kamdar, Ph.D.	Director	March 22, 2023
Kim Kamdar, Ph.D.

/s/ Marcus Wilson, Pharm.D.	Director	March 22, 2023
Marcus Wilson, Pharm.D.

/s/ Zhenya Lindgardt	Director	March 22, 2023
Zhenya Lindgardt

/s/ Sandra A.J. Lawrence	Director	March 22, 2023
Sandra A.J. Lawrence

/s/ Jane F. Barlow, M.D.	Director	March 22, 2023
Jane F. Barlow, M.D.

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